Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-170624 of Northwest Bancshares, Inc. on Form S-8 of our report dated June 26, 2015, appearing in this Annual Report on Form 11-K of the Northwest Savings Bank 401(k) Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 26, 2015